Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

21ST CENTURY FOX REPORTS THIRD QUARTER INCOME FROM CONTINUING OPERATIONS PER SHARE OF $0.47 AND THIRD QUARTER TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION OF $1.68 BILLION ON TOTAL REVENUE OF $6.84 BILLION

NEW YORK, NY, May 6, 2015 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months ended March 31, 2015.

The Company reported quarterly revenues of $6.84 billion, a $1.38 billion decline from the $8.22 billion revenue reported in the prior year quarter. Excluding the prior year quarter’s net revenues from the Direct Broadcast Satellite Television (“DBS”) businesses, Sky Italia and Sky Deutschland AG, which were sold in November 2014 to Sky plc (“Sky”), adjusted revenues increased $84 million or 1% over the $6.76 billion of adjusted revenue in the prior year quarter. This increase primarily reflects double-digit increases at the Cable Network Programming segment from higher affiliate revenues, largely offset by declines at the Company’s Television segment principally due to the absence of revenues generated from the broadcast of Super Bowl XLVIII in the prior year.

Quarterly total segment operating income before depreciation and amortization (“OIBDA”)(1) of $1.68 billion declined by $110 million from $1.79 billion in the prior year quarter. Excluding the OIBDA contributions from the DBS businesses in the prior year quarter, OIBDA declined $52 million, or 3%. This decline was due to lower contributions from the Company’s Television segment reflecting the prior year quarter’s Super Bowl contributions partially offset by OIBDA growth at the Cable Network Programming and Filmed Entertainment segments.

The Company reported quarterly income from continuing operations attributable to stockholders of $990 million ($0.47 per share), as compared to $1.07 billion ($0.47 per share) reported in the corresponding period of the prior year. Current year Equity earnings from affiliates increased by $160 million and includes the Company’s share of Sky’s gain on the sale of its ownership stake of Sky Betting & Gaming (“Sky Bet”) in March 2015. Excluding the net income effects of Other, net, as well as adjustments to Equity earnings of affiliates, including the elimination of Sky’s gain on its Sky Bet sale and other adjustments related to Sky and Endemol Shine Group in the current year and the elimination of gains from the Company’s participation in the Sky share repurchase program in the prior year, third quarter adjusted earnings per share(2) was $0.42 versus adjusted earnings per share of $0.47 in the same quarter of the prior year.

(1)	Total segment operating income before depreciation and amortization (“OIBDA”) is a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from total segment OIBDA to income from continuing operations before income tax expense.
(2)	See page 14 for a reconciliation of reported income and earnings per share from continuing operations attributable to stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“In the fiscal third quarter, we delivered double-digit affiliate revenue growth at our cable networks and continued our strong operating performance at our film studio. Our results reflect the underlying strength of our business even as it was impacted by an unfavorable comparison for our broadcast television businesses without the Super Bowl and ongoing currency headwinds. In addition, we’re seeing real momentum from our continued investments in our global channels business, most notably with the ICC Cricket World Cup broadcasts on STAR Sports in India which broke both linear and digital viewing records.”

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	US $ Millions
Revenues

Cable Network Programming	$3,590	$3,152	$10,205	$8,926
Television	1,237	1,587	3,908	4,265
Filmed Entertainment	2,389	2,279	7,618	6,876
Direct Broadcast Satellite Television	—	1,530	2,112	4,437
Other, Corporate and Eliminations	(376)	(329)	(1,061)	(1,061)

Total Revenues	$6,840	$8,219	$22,782	$23,443

Less: DBS businesses, net of intercompany eliminations	—	(1,463)	(2,035)	(4,221)

Adjusted Total Revenues	$6,840	$6,756	$20,747	$19,222

Segment OIBDA

Cable Network Programming	$1,233	$1,176	$3,430	$3,205
Television	141	288	605	737
Filmed Entertainment	382	354	1,176	1,019
Direct Broadcast Satellite Television	—	58	234	278
Other, Corporate and Eliminations	(79)	(89)	(267)	(290)

Total Segment OIBDA	$1,677	$1,787	$5,178	$4,949

Less: DBS businesses	—	(58)	(234)	(278)

Adjusted Total Segment OIBDA	$1,677	$1,729	$4,944	$4,671

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

CABLE NETWORK PROGRAMMING

Cable Network Programming quarterly segment OIBDA increased $57 million or 5% to $1.23 billion, driven by a 14% revenue increase on strong affiliate revenue growth. The revenue improvement was partially offset by a 19% increase in segment expenses, the majority of which reflected the impact of the planned investments in new channels, primarily STAR Sports and FXX. The expense growth at the new channels was led by increased rights fees related to the broadcast of the ICC Cricket World Cup at STAR Sports and increased programming costs at FXX led by The Simpsons. Segment OIBDA growth was adversely impacted by 5% from foreign exchange rate fluctuations, primarily in Latin America and Europe.

Domestic affiliate revenue grew 20% reflecting the combination of sustained growth at the regional sports networks (“RSNs”), Fox News Channel and FX Networks, increased contribution from Fox Sports 1, and the consolidation of the Yankees Entertainment and Sports Network (the “YES Network”). Reported international affiliate revenue increased 2% driven by strong local currency growth at the Fox International Channels (“FIC”) and STAR channels which was partially offset by a 13% adverse impact from the strengthened U.S. dollar.

Domestic advertising revenue was flat in the quarter versus the prior year period as growth at Fox News Channel and increased contributions from Fox Sports 1 was offset by lower contributions at FX Networks and National Geographic Channels due to lower ratings. Reported international advertising revenue increased 24% due to strong local currency growth at STAR, driven by the broadcast of the ICC Cricket World Cup, and local currency growth at the FIC channels partially offset by a negative 5% impact from foreign exchange rate fluctuations.

OIBDA from the domestic channels increased 21% from the corresponding period in the prior year, reflecting OIBDA growth at Fox Sports 1, Fox News Channel and the RSNs, as well as the impact of the consolidation of the YES Network. This quarterly domestic growth was partially offset by lower contributions from FX Networks due to increased programming costs. Reported quarterly OIBDA at the Company’s international cable channels declined 60% from the corresponding period of the prior year as local currency growth at the FIC channels was more than offset by the impact of the ICC Cricket World Cup at STAR Sports and by the adverse impact from the strengthened U.S. dollar, primarily in Latin America led by the devaluation impact of the Venezuelan bolivar.

TELEVISION

Television generated quarterly segment OIBDA of $141 million, a $147 million or 51% decrease from the $288 million reported in the prior year quarter. The decline principally reflects the absence of advertising revenue and OIBDA generated from the broadcast of the Super Bowl in the prior year quarter as well as higher entertainment programming costs at the FOX Broadcasting Network from a higher volume of original series, including Glee and Empire, in the current year quarter as compared to more series repeats in the prior year quarter. Absent the impact of the Super Bowl in the prior year quarter, quarterly segment revenues were consistent with those from the corresponding period in the prior year as strong retransmission consent revenue growth was counterbalanced by a 7% decline in advertising revenues reflecting overall lower general entertainment ratings at the FOX Broadcast Network.

FILMED ENTERTAINMENT

Filmed Entertainment generated third quarter segment OIBDA of $382 million, an 8% increase over the $354 million reported in the same period a year-ago. This growth was driven by a 5% increase in revenues and reflects increased contributions from the film studio, led by the performance of the successful theatrical releases Taken 3 and Kingsman: The Secret Service in the current quarter (which have grossed over $320 million and $400 million in worldwide box office to date, respectively), and theatrical and home entertainment contributions from Penguins of Madagascar. In addition, the film studio concluded the awards season with 8 Academy Award wins for Fox Searchlight, the most of any studio. This growth was partially offset by lower contributions from the television production business due to lower SVOD revenues resulting from the prior year sale of several series to Amazon, including 24 and The Americans, and from the adverse impact from the strengthened U.S. dollar.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

REVIEW OF EQUITY EARNINGS (LOSSES) OF AFFILIATES’ RESULTS

The Company’s share of equity earnings (losses) of affiliates is as follows:

			Three Months Ended March 31,		Nine Months Ended March 31,
	% Owned		2015	2014	2015	2014
			US $ Millions
Sky	39	% (1)	$453	$165	$1,145	$441
Other affiliates	Various	(2)	(123)	5	(186)	(11)

Total equity earnings of affiliates			$330	$170	$959	$430

(1)	Please refer to Sky’s earnings releases for detailed information.
(2)	Primarily comprised of Endemol Shine Group (beginning in current quarter), Hulu and STAR equity affiliates, as well as the YES Network through February 2014 in the prior year.

Quarterly earnings from affiliates were $330 million as compared to $170 million in the same period a year ago. This $160 million increase reflects increased contributions from Sky resulting from the Company’s share of Sky’s gain on the sale of Sky Bet which was partially offset by purchase price amortization recorded by Sky related to its acquisition of the DBS businesses from the Company, as well as the absence of a share repurchase gain in the current year. The increased contributions from Sky were partially offset by the first time inclusion of equity losses for Endemol Shine Group, primarily from debt revaluation and restructuring charges, and the absence of the YES Network contributions in the current year resulting from its consolidation in February 2014.

OTHER ITEMS

Share repurchases

On August 5, 2014, the Board of Directors authorized the repurchase of an additional $6 billion of Class A Common Stock, excluding commissions. The Company expects to fully utilize this stock repurchase authorization over the twelve month period ending in August 2015. The remaining authorized amount under the Company’s stock repurchase program as of March 31, 2015, excluding commissions, was approximately $1.8 billion.

During the quarter, the Company repurchased 59 million shares of Class A Common Stock for $2.1 billion. As a result of the stock repurchase program, diluted weighted average common stock outstanding of 2.11 billion in this year’s quarter declined 6% from 2.26 billion in the same period a year ago.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the third quarter results can be heard live on the Internet at 4:30 p.m. Eastern Standard Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Mike Petrie, Investor Relations 212-852-7130	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	US $ Millions, except per share amounts
Revenues	$6,840	$8,219	$22,782	$23,443

Operating expenses	(4,357)	(5,475)	(14,775)	(15,473)
Selling, general and administrative	(823)	(978)	(2,890)	(3,082)
Depreciation and amortization	(124)	(267)	(601)	(840)
Equity earnings of affiliates	330	170	959	430
Interest expense, net	(292)	(284)	(907)	(830)
Interest income	8	6	31	21
Other, net	(67)	(33)	5,008	123

Income from continuing operations before income tax expense	1,515	1,358	9,607	3,792
Income tax expense	(458)	(269)	(1,150)	(929)

Income from continuing operations	1,057	1,089	8,457	2,863
(Loss) income from discontinued operations, net of tax	(15)	(16)	(38)	696

Net Income	$1,042	$1,073	$8,419	$3,559

Less: Net income attributable to noncontrolling interests	(67)	(20)	(200)	(44)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$975	$1,053	$8,219	$3,515

Weighted average shares:	2,113	2,256	2,153	2,283

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.47	$0.47	$3.84	$1.23

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.46	$0.47	$3.82	$1.54

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

CONSOLIDATED BALANCE SHEETS

	March 31, 2015	June 30, 2014
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$9,276	$5,415
Receivables, net	6,345	6,468
Inventories, net	3,062	3,092
Other	366	401

Total current assets	19,049	15,376

Non-current assets:
Receivables, net	418	454
Investments	4,441	2,859
Inventories, net	6,428	6,442
Property, plant and equipment, net	1,696	2,931
Intangible assets, net	6,372	8,072
Goodwill	12,502	18,052
Other non-current assets	586	607

Total assets	$51,492	$54,793

Liabilities and Equity:
Current liabilities:
Borrowings	$227	$799
Accounts payable, accrued expenses and other current liabilities	3,860	4,183
Participations, residuals and royalties payable	1,684	1,546
Program rights payable	1,251	1,638
Deferred revenue	468	690

Total current liabilities	7,490	8,856

Non-current liabilities:
Borrowings	18,865	18,259
Other liabilities	3,355	3,507
Deferred income taxes	2,169	2,729
Redeemable noncontrolling interests	638	541
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	13	14
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	13,647	15,041
Retained earnings	6,168	2,389
Accumulated other comprehensive loss	(1,847)	(34)

Total Twenty-First Century Fox, Inc. stockholders’ equity	17,989	17,418
Noncontrolling interests	986	3,483

Total equity	18,975	20,901

Total liabilities and equity	$51,492	$54,793

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2015	2014
	US $ Millions
Operating activities:
Net Income	$8,419	$3,559
Less: (Loss) income from discontinued operations, net of tax	(38)	696

Income from continuing operations	8,457	2,863
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Depreciation and amortization	601	840
Amortization of cable distribution investments	61	61
Equity-based compensation	80	85
Equity earnings of affiliates	(959)	(430)
Cash distributions received from affiliates	223	223
Other, net	(5,008)	(123)
Deferred income taxes	204	(143)
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	(550)	(767)
Inventories net of program rights payable	(657)	(1,083)
Accounts payable and other liabilities	171	55

Net cash provided by operating activities from continuing operations	2,623	1,581

Investing activities:
Property, plant and equipment	(320)	(470)
Acquisitions, net of cash acquired	(142)	(692)
Investments in equity affiliates	(1,108)	(72)
Other investments	(53)	(33)
Proceeds from dispositions, net	8,610	259

Net cash provided by (used in) investing activities from continuing operations	6,987	(1,008)

Financing activities:
Borrowings	2,534	987
Repayment of borrowings	(2,174)	(142)
Issuance of shares	49	66
Repurchase of shares	(4,784)	(2,752)
Dividends paid and distributions	(494)	(444)
Purchase of subsidiary shares from noncontrolling interests	(650)	(76)
Distribution to News Corporation	—	(10)

Net cash used in financing activities from continuing operations	(5,519)	(2,371)

Net (decrease) increase in cash and cash equivalents from discontinued operations	(38)	608

Net increase (decrease) in cash and cash equivalents	4,053	(1,190)
Cash and cash equivalents, beginning of year	5,415	6,659
Exchange movement on cash balances	(192)	48

Cash and cash equivalents, end of period	$9,276	$5,517

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

SEGMENT INFORMATION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	US $ Millions
Revenues

Cable Network Programming	$3,590	$3,152	$10,205	$8,926
Television	1,237	1,587	3,908	4,265
Filmed Entertainment	2,389	2,279	7,618	6,876
Direct Broadcast Satellite Television	—	1,530	2,112	4,437
Other, Corporate and Eliminations	(376)	(329)	(1,061)	(1,061)

Total Revenues	$6,840	$8,219	$22,782	$23,443

Less: DBS businesses, net of intercompany eliminations	—	(1,463)	(2,035)	(4,221)

Adjusted Total Revenues	$6,840	$6,756	$20,747	$19,222

Segment OIBDA

Cable Network Programming	$1,233	$1,176	$3,430	$3,205
Television	141	288	605	737
Filmed Entertainment	382	354	1,176	1,019
Direct Broadcast Satellite Television	—	58	234	278
Other, Corporate and Eliminations	(79)	(89)	(267)	(290)

Total Segment OIBDA	$1,677	$1,787	$5,178	$4,949

Less: DBS businesses	—	(58)	(234)	(278)

Adjusted Total Segment OIBDA	$1,677	$1,729	$4,944	$4,671

Depreciation and Amortization

Cable Network Programming	$70	$58	$219	$157
Television	29	30	84	79
Filmed Entertainment	21	33	84	98
Direct Broadcast Satellite Television	—	143	202	495
Other, Corporate and Eliminations	4	3	12	11

Total Depreciation and Amortization *	$124	$267	$601	$840

Less: DBS businesses	—	(143)	(202)	(495)

Adjusted Total Depreciation and Amortization	$124	$124	$399	$345

*	The three months ended March 31, 2015 and 2014 include the amortization of definite lived intangible assets of $60 million and $82 million, respectively. The nine months ended March 31, 2015 and 2014 include the amortization of definite lived intangible assets of $243 million and $300 million, respectively. These amounts principally reflect purchase price amortization related to acquisitions.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

CONSOLIDATED REVENUES BY COMPONENT

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	US $ Millions
Affiliate Fees	$2,740	$2,326	$7,652	$6,547
Subscription	—	1,390	1,964	4,061
Advertising	1,840	2,294	5,944	6,344
Content	2,189	2,067	6,938	6,135
Other	71	142	284	356

Total Revenues	$6,840	$8,219	$22,782	$23,443

CONSOLIDATED ADJUSTED REVENUES BY COMPONENT (EXCLUDING DBS BUSINESSES, NET OF ELIMINATIONS)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	US $ Millions
Affiliate Fees	$2,740	$2,359	$7,695	$6,643
Advertising	1,840	2,200	5,838	6,111
Content	2,189	2,083	6,961	6,182
Other	71	114	253	286

Total Adjusted Revenues	$6,840	$6,756	$20,747	$19,222

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Impairment charges, Discontinued operations, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following tables reconcile revenues to total segment OIBDA and from total segment OIBDA to Income from continuing operations before income tax expense:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	US $ Millions
Revenues	$6,840	$8,219	$22,782	$23,443
Operating expenses	(4,357)	(5,475)	(14,775)	(15,473)
Selling, general and administrative	(823)	(978)	(2,890)	(3,082)
Add: Amortization of cable distribution investments	17	21	61	61

Total Segment OIBDA	1,677	1,787	5,178	4,949
Amortization of cable distribution investments	(17)	(21)	(61)	(61)
Depreciation and amortization	(124)	(267)	(601)	(840)
Equity earnings of affiliates	330	170	959	430
Interest expense, net	(292)	(284)	(907)	(830)
Interest income	8	6	31	21
Other, net	(67)	(33)	5,008	123

Income from continuing operations before income tax expense	$1,515	$1,358	$9,607	$3,792

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

	Three Months Ended March 31, 2015 US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,590	$(2,374)	$17	$1,233
Television	1,237	(1,096)	—	141
Filmed Entertainment	2,389	(2,007)	—	382
Direct Broadcast Satellite Television	—	—	—	—
Other, Corporate and Eliminations	(376)	297	—	(79)

Consolidated Total	$6,840	$(5,180)	$17	$1,677

Less: DBS businesses, net of intercompany eliminations	—	—	—	—

Adjusted Consolidated Total	$6,840	$(5,180)	$17	$1,677

	Three Months Ended March 31, 2014 US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,152	$(1,997)	$21	$1,176
Television	1,587	(1,299)	—	288
Filmed Entertainment	2,279	(1,925)	—	354
Direct Broadcast Satellite Television	1,530	(1,472)	—	58
Other, Corporate and Eliminations	(329)	240	—	(89)

Consolidated Total	$8,219	$(6,453)	$21	$1,787

Less: DBS businesses, net of intercompany eliminations	(1,463)	1,405	—	(58)

Adjusted Consolidated Total	$6,756	$(5,048)	$21	$1,729

	Nine Months Ended March 31, 2015 US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$10,205	$(6,836)	$61	$3,430
Television	3,908	(3,303)	—	605
Filmed Entertainment	7,618	(6,442)	—	1,176
Direct Broadcast Satellite Television	2,112	(1,878)	—	234
Other, Corporate and Eliminations	(1,061)	794	—	(267)

Consolidated Total	$22,782	$(17,665)	$61	$5,178

Less: DBS businesses, net of intercompany eliminations	(2,035)	1,801	—	(234)

Adjusted Consolidated Total	$20,747	$(15,864)	$61	$4,944

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

	Nine Months Ended March 31, 2014 US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$8,926	$(5,782)	$61	$3,205
Television	4,265	(3,528)	—	737
Filmed Entertainment	6,876	(5,857)	—	1,019
Direct Broadcast Satellite Television	4,437	(4,159)	—	278
Other, Corporate and Eliminations	(1,061)	771	—	(290)

Consolidated Total	$23,443	$(18,555)	$61	$4,949

Less: DBS businesses, net of intercompany eliminations	(4,221)	3,943	—	(278)

Adjusted Consolidated Total	$19,222	$(14,612)	$61	$4,671

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2015

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to stockholders excluding Equity affiliate adjustments and Other, net, net of tax (“adjusted income and diluted EPS from continuing operations attributable to stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following tables reconcile reported income and reported diluted EPS from continuing operations attributable to stockholders to adjusted income and diluted EPS from continuing operations attributable to stockholders for the three months ended March 31, 2015 and 2014.

	Three Months Ended
	March 31, 2015		March 31, 2014
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$1,057		$1,089
Less: Net income attributable to noncontrolling interests	(67)		(20)

Income from continuing operations attributable to stockholders	$990	$0.47	$1,069	$0.47

Equity affiliate adjustments (net of provision for income taxes of -$89 and -$7 for the three months ended March 31, 2015 and 2014, respectively)(a)	(165)	(0.08)	(21)	(0.01)

Other, net (net of provision for income taxes of +$4 and +$11 for the three months ended March 31, 2015 and 2014, respectively)	63	0.03	22	0.01

As adjusted	$888	$0.42	$1,070	$0.47

(a)	Equity earnings of affiliates for the three months ended March 31, 2015 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s gain on the sale of its ownership stakes in Sky Bet, partially offset by purchase price amortization related to its acquisition of the DBS businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and restructuring costs. Equity earnings of affiliates for the three months ended March 31, 2014 was adjusted to exclude from Sky results 21st Century Fox’s gain on the Sky repurchase program.